UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 11, 2018 (May 10, 2018)
Allegheny Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479
(Address of principal executive offices)

(412) 394-2800
(Registrant's telephone number, including area code)

N/A
(Former name or address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
Allegheny Technologies Incorporated (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting") on May 10, 2018. As disclosed in the Company’s proxy materials for the Annual Meeting, the following proposals were considered and voted upon at the Annual Meeting: (1) the election of four directors for three-year terms expiring in 2021; (2) an advisory vote regarding the compensation paid to the Company’s named executive officers in 2017; and (3) ratification of the appointment of Ernst & Young LLP (“E&Y”) as independent auditors for the Company’s fiscal year ending December 31, 2018. Voting results for each such matter are provided below.

1.	Herbert J. Carlisle, Diane C. Creel, John R. Pipski and James E. Rohr were elected to serve as Directors of the Company for three-year terms ending in 2021. Votes were cast as follows:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Herbert J. Carlisle	99,617,049	1,866,767	15,334,891
Diane C. Creel	96,950,035	4,533,782	15,334,891
John R. Pipski	100,057,564	1,426,252	15,334,891
James E. Rohr	97,457,163	4,026,654	15,334,891

2.	By advisory vote, the Company’s stockholders approved the 2017 compensation of the Company’s named executive officers. Votes were cast as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
98,101,072	3,112,519	270,225	15,334.891

3.	The Company’s stockholders ratified the selection of E&Y as the Company’s independent auditors for 2018. Votes were cast as follows:

FOR	AGAINST	ABSTENTIONS
113,029,400	3,686,934	102,373

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By: /s/ Elliot S. Davis
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary

Dated: May 11, 2018